                                                                  EXHIBIT 10.282

                         AMENDMENT TO PURCHASE AGREEMENT
                                     BETWEEN
                          ROYALTY PHARMA FINANCE TRUST,
                    LIGAND PHARMACEUTICALS INCORPORATED, AND
       INVESTORS TRUST & CUSTODIAL SERVICES (IRELAND) LTD., SOLELY IN ITS
                      CAPACITY AS TRUSTEE OF ROYALTY PHARMA

     THIS AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") is made and entered into on this 5th day of November, 2004 by and between Royalty Pharma Finance Trust (including each of its successors and assigns, "Buyer"), Ligand Pharmaceuticals Incorporated ("Seller"), and Investors Trust & Custodial Services (Ireland) Ltd., solely in its capacity as Trustee of Royalty Pharma, a unit trust organized under the laws of the Republic of Ireland ("Royalty Pharma"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement, as defined below.

     WHEREAS, Seller and Buyer (as the assignee of Pharmaceutical Royalties International (Cayman) Ltd.) are parties to that certain Purchase Agreement dated as of March 6, 2002, as amended on July 29, 2002, December 19, 2002, December 30, 2002 and October 1, 2003 and as the same may be further amended, modified, supplemented, extended, renewed or continued from time to time (the "Purchase Agreement"), pursuant to which Seller agreed, subject to the terms thereof, to sell, transfer, assign and deliver to Buyer the right to receive from Seller the Applicable Percentage of the AHP Net Sales and the Applicable Percentage of the Pfizer Net Sales;

     WHEREAS, Seller and Buyer wish to further amend the Purchase Agreement as set forth herein;

     WHEREAS, as set forth in Section 6 of this Amendment, Buyer assigns its right to exercise the two options with Notice Dates of November 5, 2004 (the "November 2004 Options") provided in Section 2.02(a) of the Purchase Agreement, as amended by this Amendment, to Royalty Pharma; and

     WHEREAS, as set forth in Section 6 of this Amendment, Royalty Pharma provides notice to Seller that it exercises the November 2004 Options, with the parties acknowledging that such notice shall constitute an Exercise Notice as provided in Section 2.02(b) of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and in the Purchase Agreement, and pursuant to
Section 8.02(a) of the Purchase Agreement, Seller and Buyer do hereby amend the Purchase Agreement, as follows:

     1. Section 2.01(a) is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

     "(a) Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned or delivered, to Buyer, upon execution of this Agreement, free and clear of all Liens, the right to receive payments of 0.25% (the "Applicable Percentage") of the AHP Net Sales and the Applicable Percentage of the Pfizer Net Sales, payable to Buyer in accordance with Section 5.04."
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     2. Section 2.02(a) is hereby amended by deleting it in its entirety and replacing it with the following:

     "2.02 Options. (a) Buyer and Seller acknowledge that Buyer (including, for avoidance of doubt, its assigns, including Investors Trust & Custodial Services (Ireland) Ltd., solely in its capacity as Trustee of Royalty Pharma, a unit trust organized under the laws of the Republic of Ireland ("Royalty Pharma")) has previously exercised the following options to receive Additional Percentages of both AHP Net Sales and Pfizer Net Sales.

                                               ADDITIONAL
                         EXERCISE PRICE    PERCENTAGE OF BOTH
EXERCISE DATE (EACH,   (EACH, AN "OPTION    AHP NET SALES AND
 AN "EXERCISE DATE")    EXERCISE PRICE")    PFIZER NET SALES
--------------------   -----------------   ------------------
May 15, 2002              $ 3,000,000           0.1250%
September 30, 2002        $ 3,500,000           0.1250%
December 31, 2002         $ 5,775,000           0.1875%
October 1, 2003*          $12,500,000*          0.7000%*
   Option Totals:         $24,775,000           1.1375%

* The option exercised on October 1, 2003 was pursuant to that certain Option Agreement, dated as of October 1, 2003, by and between Seller, Buyer and Royalty Pharma.

Seller hereby grants to Buyer the following two additional options (the "November 2004 Options"), each exercisable at Buyer's sole discretion, to acquire rights to receive additional percentages of AHP Net Sales or Pfizer Net Sales, as the case may be, on the same terms as described above in Section 2.01(a).

                                                EXERCISE PRICE
NOTICE DATE (EACH, A   EXERCISE DATE (EACH,   (EACH, AN "OPTION
   "NOTICE DATE")       AN "EXERCISE DATE")    EXERCISE PRICE")      ADDITIONAL PERCENTAGE
--------------------   --------------------   -----------------   ---------------------------
November 5, 2004         November 19, 2004       $13,000,000      1.6250% of AHP Net Sales
November 5, 2004         November 19, 2004       $19,500,000      1.6250% of Pfizer Net Sales

With respect to the November 2004 Options only, Seller shall retain and does not hereby sell to Buyer, and the payments due hereunder to Buyer shall be reduced to the extent necessary to withhold, an amount equal to the higher of (i) thirty-three percent (33%) of any amounts payable to Buyer hereunder in respect of that portion of each of AHP Net Sales and Pfizer Net Sales, as applicable, in excess of $1.0 billion per calendar year with respect to each individual lasofoxifene product or Product (as defined in the AHP Agreement) containing bazedoxifene (for the avoidance of doubt, Seller shall have no right to withhold amounts payable to Buyer hereunder with respect to the initial $1.0 billion in AHP Net Sales or Pfizer Net Sales, as applicable, in any calendar year with respect to each individual lasofoxifene product or Product (as defined in the AHP Agreement) containing bazedoxifene), or (ii) thirty-three percent (33%) of any amounts payable to Buyer hereunder in respect of aggregate AHP Net Sales and Pfizer Net Sales in excess of $2.0 billion per calendar year with respect to all lasofoxifene products and Products (as defined in the AHP Agreement) containing bazedoxifene (for the avoidance of doubt, Seller shall have no right to withhold amounts payable to Buyer hereunder with respect to the initial $2.0 billion in
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aggregate AHP Net Sales or Pfizer Net Sales, as applicable, in any calendar year with respect to all lasofoxifene products and Products (as defined in the AHP Agreement) containing bazedoxifene); provided, that the reductions of amounts due to Buyer in clauses (i) and (ii) in this sentence shall only apply if both
(a) Pfizer receives from the U.S. Food and Drug Administration (the "FDA") a notification of approval of a New Drug Application relating to a lasofoxifene product prior to December 31, 2005, and (b) AHP receives from the FDA a notification of approval of a New Drug Application relating to a Product (as defined in the AHP Agreement) containing bazedoxifene prior to December 31, 2007. Seller shall promptly provide Buyer with a written copy of the FDA's notification of approval or, in the event a copy of the FDA's official approval is not promptly available, Seller may in lieu thereof provide a copy of Pfizer's or AHP's press release or other evidence providing reasonable assurance to Buyer that the relevant event has occurred. For avoidance of doubt, the reductions of amounts due to Buyer in clauses (i) and (ii) in the first sentence in this paragraph shall only apply to the November 2004 Options (and the percentage of AHP Net Sales and Pfizer Net Sales acquired thereby), and shall not apply to any other options, exercised or unexercised (or the percentage of AHP Net Sales and Pfizer Net Sales acquired by the exercise of such options), held by Buyer.

Upon payment of the Option Exercise Prices in respect of the November 2004 Options, Buyer and Seller acknowledge that Buyer (including, for avoidance of doubt, its assigns including Royalty Pharma) will have acquired from Seller the following percentages of both AHP Net Sales and Pfizer Net Sales:

March 6, 2002                   0.2500%
May 1, 2002 - October 1, 2003   1.1375%
November 19, 2004               1.6250%
                                ------
   Total                        3.0125%"
                                ======

     3. Section 5.01(a) is hereby amended by deleting "1.25%" in the second sentence and replacing it with "3.0125%." Section 5.01(b) is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

     "Seller shall not sell, transfer, assign or otherwise dispose of any right, title or interest in or to the AHP Payments, the Pfizer Payments or the Enabling Agreements if such sale, transfer, assignment or disposition could reasonably be expected to reduce Seller's economic interest therein below 1.0% of AHP Net Sales or 1.0% of Pfizer Net Sales (it being understood that such 1.0% economic interest of Seller is separate and distinct from the 3.0125% interest of Buyer and its assigns)."

     4. Section 5.04 is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

     "5.04 Payments. For a period of sixty (60) days after AHP receives notification from the FDA of approval of a New Drug Application relating to a Product (as defined in the AHP Agreement) containing bazedoxifene, Seller shall use its commercially reasonable efforts to obtain the consent of AHP, as required in Article 20 of the AHP Agreement, for the assignment of the applicable royalty payments to Buyer. For a period of sixty (60) days after Pfizer receives notification from the FDA of approval of a New Drug Application relating to a lasofoxifene product, Seller shall use its commercially reasonable efforts to obtain the consent of Pfizer, as


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required in Section 9.4 of the Pfizer Agreement, for the assignment of the applicable royalty payments to Buyer. In the event that Seller does not obtain either of such consents, then Seller shall direct the non-consenting party to make the AHP Payments and/or the Pfizer Payments, as the case may be, to a third party financial institution mutually acceptable to Seller and Buyer which shall serve as an escrow agent. Seller and Buyer shall enter into an escrow agreement on mutually acceptable terms with such escrow agent within 30 days of Seller's efforts to obtain each consent as described above, providing for the receipt of such royalty payments from the non-consenting party or parties, and for the payment over to Buyer of amounts due hereunder to Buyer and for the payment over of all other amounts to Seller. Notwithstanding the foregoing, if AHP makes AHP Payments, or Pfizer makes Pfizer Payments, as the case may be, solely to Seller, then within ten (10) business days of Seller's receipt of such AHP Payment or Pfizer Payment, or in the absence of such receipt, the making by AHP or Pfizer of an AHP Payment or Pfizer Payment to any other Person other than the escrow agent, Seller will remit to Buyer payments due hereunder, pursuant to Section 2.01, in US dollars by federal funds wire transfer at New York pursuant to instructions received from Buyer."

     5. Representations and Warranties.

          a. Seller hereby makes the representations and warranties made to Buyer in Sections 3.01, 3.02, 3.03 and 3.04 of the Purchase Agreement with respect to this Amendment to the same extent made in the Purchase Agreement with respect to such Purchase Agreement. Seller further represents that the FDA accepted a New Drug Application from Pfizer relating to a lasofoxifene product on October 19, 2004.

          b. Buyer hereby makes the representations and warranties made to Seller in Sections 4.01, 4.02, 4.03 and 4.04 of the Purchase Agreement with respect to this Amendment to the same extent made in the Purchase Agreement with respect to such Purchase Agreement.

     6. Assignment and Notice. As permitted by Section 8.04 of the Purchase Agreement, Buyer hereby assigns its right to purchase the November 2004 Options to Royalty Pharma. Royalty Pharma hereby provides notice to Seller that it exercises the November 2004 Options, such notice constituting an Exercise Notice as provided in Section 2.02(b) of the Purchase Agreement. Royalty Pharma hereby grants to Buyer the right to acquire from Royalty Pharma, exercisable by notice to Royalty Pharma, the right to receive from Seller the percentage of AHP Net Sales and Pfizer Net Sales acquired pursuant to the November 2004 Options if Buyer reimburses Royalty Pharma for payment of the Option Exercise Price. Royalty Pharma agrees that Buyer has no obligation to exercise such right.

     7. Affirmation of Security Interest. Seller affirms and ratifies its agreement with Buyer that, in order to secure Seller's obligations to Buyer under the Purchase Agreement, Seller has granted as of March 6, 2002, and continues to grant, to Buyer a continuing, first-priority security interest in
(a) all of Seller's right, title and interest in and to the Enabling Agreements, including, without limitation, its right to receive the AHP Payments and the Pfizer Payments, (b) all "proceeds" (as such term is defined in the UCC) of the foregoing in whatever form received by Seller, including cash and "instruments" (as such term is defined in the UCC), and (c) all books, records, computer records, files and other information (on whatever medium recorded) maintained by Seller which relate to the foregoing, in each case whether now owned by Seller or hereafter acquired and whether now existing or hereafter coming into existence. For avoidance of doubt, the parties intend that the interest of Buyer and its assigns hereunder is secured by the collateral described above and, to the extent that any claim by Buyer and its


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assigns exceeds the value of such collateral, the interest of Buyer and its assigns is "Senior Indebtedness" with respect to Seller's 6% Convertible Subordinated Notes due 2007.

     8. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

     9. Entire Agreement. The Purchase Agreement, as amended hereby, constitutes the full and entire understanding between the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10. Full Force and Effect. Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

     11. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     12. Captions. The titles and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties hereof have caused this Amendment to the
Purchase Agreement to be duly executed and delivered as a deed by their respective authorized officers of the day and year first written above.

LIGAND PHARMACEUTICALS INCORPORATED


By: /s/ Warner R. Broaddus
    ------------------------------------
Name: Warner R. Broaddus
Title: VP, GC & Sect'y


ROYALTY PHARMA FINANCE TRUST

By: RP Management LLC, as Administrator


/s/ Pablo Legorreta
----------------------------------------
Pablo Legorreta, Member


INVESTORS TRUST & CUSTODIAL SERVICES
(IRELAND) LTD., SOLELY IN ITS CAPACITY
AS TRUSTEE FOR ROYALTY PHARMA


By: /s/ Michael F. Roger
    ------------------------------------
Name: Michael F. Roger
Title: Director
Signing except with respect to Sections
1-4